Exhibit 4.6
FIFTH AMENDMENT
OF
OPTUMCARE
EXECUTIVE SAVINGS PLAN
(As Restated Effective January 1, 2021)
WHEREAS, Optum Medical Services, P.C. has heretofore established and maintains the OptumCare Executive Savings Plan (the “Plan”) for the benefit of a select group of management or highly compensated employees of participating Employers under the Plan;
WHEREAS, the Plan was most recently amended and restated effective January 1, 2021 (the “Plan Statement”), and four amendments have been adopted to the Plan Statement; and
WHEREAS, pursuant to Section 11 of the Plan, the OptumCare Employee Benefits Plans Committee (the “Committee”) has the authority to amend the Plan at any time;
WHEREAS, the Committee wishes to amend the Plan Statement to reflect changes in the salary grade classifications used to determine eligibility under the Plan and to update the list of Employers that participate in the Plan, effective January 1, 2026.
NOW, THEREFORE, BE IT RESOLVED, that the Plan Statement, as previously amended, is hereby further amended in the following respects, effective January 1, 2026:
1. DEFINITION OF ELIGIBLE EMPLOYEE. Effective as of January 1, 2026, subsections (a) and (b) of Section 1.2.9 of the Plan Statement are amended to read as follows:

(a) In General. Any physician regularly employed by an Employer on a full-time or part-time basis who is either (i) in Salary Grade 2 with a Base Salary of not less than $200,000, or (ii) in Salary Grade 3 or 4 regardless of Base Salary.

(b) Special Legacy Eligibility Rule. Effective for the Plan Year beginning January 1, 2023, the Plan Statement was amended to increase the Base Salary criteria for physicians in Salary Grade 2 (then known as Salary Grade M2) from $150,000 to $200,000, and to eliminate the Base Salary criteria for physicians in Salary Grades 3 and 4 (then known as Salary Grades M3 and M4). Any physician (i) who was in Salary Grade 2 in 2022 and (ii) whose Base Salary in 2022 equals or exceeds $150,000, shall be considered to be eligible to participate in the Plan for 2023 and all subsequent Plan Years (regardless of whether such physician elected to defer under the Plan for 2022), provided (iii) such physician remains in Salary Grade 2, (iv) such physician’s Base Salary for 2023 and all later years equals or exceeds $150,000, and (v) such physician elects to defer under the Plan for 2023 and continues to elect to defer for all subsequent years. Any physician described in this Section 1.2.9(b) who declines to participate in the Plan for 2023 or any later year, or who ceases to satisfy the requirements of this Section 1.2.9(b) for any reason, shall not be eligible to participate in the Plan for any subsequent Plan Year unless such physician satisfies the eligibility requirements of the Plan without regard to this Section 1.2.9(b).

2. LIST OF PARTICIPATING EMPLOYERS. Effective as of January 1, 2026, Schedule I of the Plan Statement is amended in the form appended to this Amendment.

IN WITNESS WHEREOF, the Chairperson of the Committee, pursuant to the authority delegated to her under the Plan, has caused these presents to be executed.

December 17, 2025

/s/ Jennifer Donahue, M.D.
By:	Jennifer Donahue, M.D.

Title:	Senior Vice President and
Chief Medical Officer
ProHealth Physicians,
P.C.

SCHEDULE I
EMPLOYERS PARTICIPATING
IN THE
OPTUMCARE EXECUTIVE SAVINGS PLAN
Effective as of January 1, 2026
1.Optum Medical Services, P.C.
2. 4C Medical Group, PLC
3.AbleTo Behavioral Health Services, PC
4.AbleTo Licensed Clinical Social Worker Services, P.C.
5.American Health Network of Ohio, LLC
6.American Health Network of Indiana, LLC
7.Atrius Health, Inc.
8.Beaver Medical Group
9.Cardiovascular Consultants, Ltd.
10.Centers for Family Medicine, GP
11.Colonial Family Practice, L.L.C.
12.Crystal Run Healthcare Physicians, LLP
13.Optum Care Washington, PLLC
14.Greater Phoenix Collaborative Care, P.C.
15.Healthcare Associates of Irving, LLP
16.Healthcare Associates of Texas, LLC
17.Healthcare Partners Medical Group, P.C.
18.Highlands Ranch Healthcare, LLC
19.Inspiris Medical Services of New Jersey, P.C.
20.Inspiris of New York Medical Services, P.C.
21.Jordan Ridge Family Medicine, LLC
22.Kelsey-Seybold Medical Group, PLLC

23.Level2 Medical Services, P.A.
24.ME Urgent Care Nebraska, Inc.
25.Medical Clinic of North Texas, PLLC
26.MedExpress, Inc. – Delaware
27.MedExpress Urgent Care California, P.C.
28.MedExpress Urgent Care Kansas, P.A.
29.MedExpress Urgent Care – New Jersey, P.C.
30.MedExpress Urgent Care, P.C. – Indiana
31.MedExpress Urgent Care, P.C. – Oklahoma
32.MedExpress Urgent Care, P.C. – Michigan
33.MedExpress Urgent Care Texas, P.A.
34.Monarch HealthCare, A Medical Group, Inc.
35.Monarch Health Plan, Inc.
36.New West Physicians, Inc.
37.Olympia Arthritis and Rehabilitation Clinic, Inc., P.S.
38.OptumCare Colorado Medical Group, LLC
39.OptumCare Florida, LLC
40.OptumCare New Mexico, LLC
41.OptumCare Portland, LLC
42.Optum Behavioral Care of California, P.C.
43.Optum Behavioral Care of Colorado, P.C.
44.Optum Behavioral Care of Connecticut, P.C.
45.Optum Behavioral Care of New Jersey, P.C.
46.Optum Behavioral Care of North Carolina P.C.
47.Optum Medical Care, P.C.

48.Optum Medical Group, P.A.
49.Optum Medical Group (Rhodes), P.C.
50.Optum Medical Group II (Rhodes), P.C.
51.Optum Medical Services of California, P.C.
52.Optum Medical Services of Colorado, P.C.
53.Oregon Healthcare Resources LLC
54.Physician United PLLC
55.The Polyclinic, PLLC
56.PrimeCare Medical Network, Inc.
57.ProHealth Physicians, P.C.
58.Psychiatry Services of New York, P.C.
59.Reliant Medical Group, Inc.
60.Rheumatology and Pulmonary Clinic, P.L.L.C.
61.Optum Medical Care of New Jersey, P.C. (formerly known as Riverside Pediatric Group, P.C.)
62.Summit Rheumatology and Arthritis - Colorado, PLLC
63.The Corvallis Clinic, P.C.
64.Unity Health Network, LLC
65.WellMed Florida Services, PLLC (formerly known as WND Medical, PLLC dba WellMed Family Care)
66.WellMed Medical Group, P.A.
67.WellMed Networks, Inc.
68.XLHome, P.C
69.XLHome of Michigan, P.C.
70.XLHome Northeast, P.C.